                                                                    EXHIBIT 12.1

                        Northern Border Pipeline Company
                       Ratio of earnings to fixed charges

                                                                           Year ended December 31,
                                               June 30,    -------------------------------------------------------
                                                 2002       2001        2000        1999        1998        1997
                                               -------     -------     -------     -------     -------     -------

Fixed charges:

Interest expensed and capitalized               26,792      56,262      65,489      60,312      44,542      33,020

Estimate of interest within rental expense         117         362         388         402         397         393
                                               -------     -------     -------     -------     -------     -------
Total fixed charges                             26,909      56,624      65,877      60,714      44,939      33,413
                                               -------     -------     -------     -------     -------     -------

Earnings:

Pretax income from continuing operations        76,176     140,458     127,064     118,560     100,231      72,772

Fixed charges                                   26,909      56,624      65,877      60,714      44,939      33,413
                                               -------     -------     -------     -------     -------     -------
Total earnings                                 103,085     197,082     192,941     179,274     145,170     106,185
                                               -------     -------     -------     -------     -------     -------
Ratio of earnings to fixed charges                3.83        3.48        2.93        2.95        3.23        3.18
                                               =======     =======     =======     =======     =======     =======